     As filed with the Securities and Exchange Commission on September 13, 2002
                           Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

            MARYLAND                                            13-3950486
(State or other jurisdiction of                              (I.R.S. Employer
 Incorporation or organization)                             Identification No.)

            379 THORNALL ST.
               2ND FLOOR
           EDISON, NEW JERSEY                                      08837
(Address of principal executive offices)                         (Zip Code)

     HANOVER CAPITAL MORTGAGE HOLDINGS, INC. 1997 EXECUTIVE AND NON-EMPLOYEE
                           DIRECTOR STOCK OPTION PLAN
                              (Full title of plan)

                          (Name, address and telephone
                          number of agent for service)
                                JOHN A. BURCHETT
                                379 THORNALL ST.
                                    2ND FLOOR
                            EDISON, NEW JERSEY 08837
                                 (732) 548-0101

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                            PROPOSED            PROPOSED
                                           AMOUNT           MAXIMUM             MAXIMUM           AMOUNT OF
                                           TO BE            OFFERING            AGGREGATE        REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED   REGISTERED(1)(2)  PRICE PER UNIT(3)   OFFERING PRICE(3)      FEE(3)
-------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value
  1997 Executive and Non-Employee         273,324           $15.32              $4,187,324         $385.23
  Director Stock Option Plan               52,009           $ 7.66              $  398,389         $ 36.65
-------------------------------------------------------------------------------------------------------------
TOTAL                                     325,333                               $4,585,713         $421.88
=============================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(2) This Registration Statement registers 325,333 shares of Common Stock under the 1997 Executive and Non-Employee Director Stock Option Plan (the "1997 Plan"), 273,324 of which are subject to outstanding but unexercised options as of the filing date hereof, the remainder of which are available for future issuance pursuant to the 1997 Plan.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price, and the amount of the registration fee is based (i) with respect to shares underlying outstanding options, on the weighted average per share exercise price (rounded to the nearest cent) of outstanding but unexercised options previously issued under the 1997 Plan (i.e., $15.32), and (ii) with respect to shares not subject to any outstanding awards under the 1997 Plan, on the average of the daily high and low sale prices of Hanover Capital Mortgage Holdings, Inc. Common Stock reported on the American Stock Exchange (AMEX) on September 9, 2002 (i.e.,$7.66).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

       Not required to be included in this Form S-8 Registration Statement pursuant to introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

       (a)    Annual Report on Form 10-K for the fiscal year ended December 31,
              2001;

       (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, ("Exchange Act") since the end of the fiscal year covered by the document referred to in (a) above; and

       (c) Description of Common Stock of the Registrant contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

       All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       As permitted by the Maryland General Corporation Law ("MGCL"), Article Eighth, Paragraph (4) of the Registrant's Amended Articles of Incorporation provides for indemnification of directors and officers of the Registrant, as follows:

       The Corporation shall provide any indemnification permitted by the laws of Maryland and shall indemnify directors, officers, agents and employees as follows: (A) the Corporation shall indemnify its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and
       (B) the Corporation shall indemnify other employees and agents, whether serving the Corporation or at its request any other entity, to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal or shall limit or eliminate the rights granted under indemnification agreements entered into by the Corporation and its directors, officers, agents and employees.

       Also, the Registrant's By-Laws contain indemnification procedures that implement the indemnification provisions of the Amended Articles of Incorporation. The MGCL permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceedings to which they may be a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceedings and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceedings, the director or officer had reasonable cause to believe that the action or omission was unlawful.

       As permitted by the MGCL, Article Eighth, Paragraph (5) of the Registrant's Amended Articles of Incorporation provides for limitation of liability of directors and officers of the Registrant, as follows:

       To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

       The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that
(i) the person actually received an improper benefit or profit in money, property or services or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. As a result of these provisions, the Registrant and its stockholders may be unable to obtain monetary damages from a director or officer for breach of his or her duty of care.

       As permitted under Section 2-418(k) of the MGCL, the Registrant has purchased and maintains insurance on behalf of its directors and officers against any liability asserted against such directors and officers in their capacities as such, whether or not the Registrant would have the power to indemnify such persons under the provisions of Maryland law governing indemnification.

       The Registrant has entered into employment agreements with its executive officers which provide that, subject to limitations and exceptions set forth in the agreements, the Registrant will indemnify the officers to the fullest extent permitted by law if they are made a party or threatened to be made a party to any proceeding by reason of their services as an officer, director or employee of the Registrant or any of its subsidiaries.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER                       DESCRIPTION
------                       -----------

4.1 Articles of Incorporation, as amended (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q filed August 14, 2002 (File No. 001-13417))

4.2 By-Laws (incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended (File No. 333-29261))

4.3 1997 Executive and Non-Employee Director Stock Option Plan (incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended (File No. 333-29261))

5.0 Opinion of Piper Rudnick LLP, counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered under this Registration Statement (filed herewith)

23.1          Consent of Counsel (contained in Exhibit 5.0)

23.2          Consent of Independent Auditors (filed herewith)

24.0          Power of Attorney (filed herewith)

ITEM 9.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              Paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Edison, State of New Jersey, on this 13th day of September, 2002.


                                        HANOVER CAPITAL MORTGAGE HOLDINGS, INC.



                                        By: /s/ John A. Burchett
                                            -----------------------------------
                                            John A. Burchett
                                            Chairman of the Board, President and
                                            Chief Executive Officer


       Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                            Title                            Date
---------                            -----                            ----
/s/ John A. Burchett     Chairman of the Board of Directors,     September 13, 2002
----------------------   President and Chief Executive
John A. Burchett         Officer(Principal Executive
                         Officer)


/s/ J. Holly Loux        Chief Financial Officer                 September 13, 2002
----------------------   (Principal Financial and
J. Holly Loux            Accounting Officer)



       A majority of the Board of Directors (John A. Burchett, John A. Clymer,
Joseph J. Freeman, Joyce S. Mizerak, Saiyid T. Naqvi, George J. Ostendorf, John
N. Rees, James F. Stone, Irma N. Tavares).


/s/ John A. Burchett     For Himself and as Attorney-in-Fact     September 13, 2002
----------------------
John A. Burchett

                                  EXHIBIT INDEX

EXHIBIT
NUMBER        DESCRIPTION
------        -----------

4.1 Articles of Incorporation, as amended (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q filed August 14, 2002 (File No. 001-13417))

4.2 By-Laws (incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended (File No. 333-29261))

4.3 1997 Executive and Non-Employee Director Stock Option Plan (incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended (File No. 333-29261))

5.0 Opinion of Piper Rudnick LLP, counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered under this Registration Statement (filed herewith)

23.1          Consent of Counsel (contained in Exhibit 5.0)

23.2          Consent of Independent Auditors (filed herewith)

24.0          Power of Attorney (filed herewith)